Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Opsware Inc.
at
$14.25 Net Per Share
Pursuant to the Offer to Purchase dated August 3, 2007
by
Orca Acquisition Corporation
a wholly-owned subsidiary of
Hewlett-Packard Company

        This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of Orca Acquisition Corporation, a Delaware corporation ("Purchaser") and wholly-owned subsidiary of Hewlett-Packard Company, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.001 per share ("Shares") of Opsware Inc., a Delaware corporation (the "Company"), at a purchase price of $14.25 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 3, 2007 and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), if certificates for Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the "Depositary") prior to the expiration of the Offer, the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the Offer, or if time will not permit all required documents to reach the Depositary prior to the expiration of the Offer. Such form may be delivered to the Depositary by hand, by mail or by facsimile. See Section 3—"Procedure for Tendering Shares" of the Offer to Purchase. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 20, 2007, by and among Purchaser, Parent and the Company (as it may be amended from time to time).

The Depositary for the Offer to Purchase is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Computershare Trust Company, N.A. Attention: Corporate Actions P.O. Box 43014 Providence, RI 02940-3014	For Eligible Institutions Only: (781) 575-2901 For Confirmation Only: (800) 245-7630	Computershare Trust Company, N.A. Attention: Corporate Actions 250 Royall Street Canton, MA 02021

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐
CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

        Ladies and Gentlemen: The undersigned hereby tenders to Orca Acquisition Corporation, a Delaware corporation ("Purchaser") and wholly-owned subsidiary of Hewlett-Packard Company, a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 3, 2007 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended from time to time, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share ("Shares") of Opsware Inc. (the "Company") indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedure for Tendering Shares" of the Offer to Purchase.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates and/or any other required documents to the Depositary within three NASDAQ Global Market trading days of the date hereof. Failure to do so could result in a financial loss to such Eligible Institution.

Number of Shares to be Tendered:*

Name(s) of Record Holder(s):
(Please Print)
Address(es):
(Include Zip Code)
Area Code and Tel. No:

Certificate Nos. (if available):

Check box if Shares will be tendered by book-entry transfer.
☐ The Depository Trust Company
Signature(s):

Account Number:

Dated:	, 2007

*
Unless otherwise indicated, it will be assumed all Shares represented by any certificates delivered to the Depositary are being tendered.

        NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Global Market trading days of the date hereof.
(Name of Firm)

(Address)	Stamp Here
(Include Zip Code)
(Authorized Signature)
(Print Name)
(Area Code and Telephone Number)
Dated	, 2007.